An Independent Member of Urbach Hacker Young International CONSENT OF INDEPENDENT AUDITOR We consent to the incorporation by reference in this Pre-Effective Amendment Number 2 Registration Statement on Form S-3 of NewtekOne, Inc., formerly known as Newtek Business Services Corp., of our report dated March 1, 2023, relating to the financial statements of Newtek Merchant Solutions, LLC and Subsidiary, a wholly-owned subsidiary of NBSH Holdings LLC, as of December 31, 2022, and for the year then ended, which are incorporated by reference in this Pre- Effective Amendment Number 2 Registration Statement on Form S-3. Melville, NY March 31, 2023